FIRST AMENDMENT TO

CONVERTIBLE PROMISSORY NOTE

This First Amendment to the Convertible Promissory Note (the “Amendment”) is entered into on December 28, 2017 by and between Grey Cloak Tech, Inc., a Nevada corporation (the “Borrower”), and Crown Bridge Partners, LLC, a New York limited liability company (the “Holder”) (individually as a “Party,” and collectively as the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Securities Purchase Agreement on August 12, 2016 (as amended by Amendment No. 1 entered into on March 24, 2017 and Amendment No. 2 entered into on December 28, 2017) (the “Agreement”);

WHEREAS, the Borrower issued a Convertible Promissory Note to the Holder in the principal amount of $300,000 on August 12, 2016 (the “Note”), the Note being issued pursuant to the Agreement;

WHEREAS, the Parties have amended the Agreement to clarify that no further warrants are due to Holder under the Agreement; and

WHEREAS, the Parties desire to amend the Note as set forth herein.

NOW THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follow:

AGREEMENT

1.                  A reduced discount on the Variable Conversion Price, as set forth below, will take effect for amounts funded by Holder to the Borrower under the Note after December 28, 2017. The second sentence of Section 1.2 (a) of the Note is amended and restated as follows (only with respect to amounts funded by the Holder to the Borrower after December 28, 2017):

The “Variable Conversion Price” shall mean 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%).

2.                  The Holder agrees to fund an additional tranche with a purchase price of $33,333.33 and a face amount of $40,000.00 (the “Additional Tranche”) to Borrower pursuant to the terms of the Note no later than January 10, 2018, provided, however, that the Borrower has executed a disbursement authorization provided by the Holder for the Additional Tranche and has satisfied the reserve requirement for all amounts outstanding under the Note (including the Additional Tranche).

3.                  Except as set forth in this Amendment, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, including the remainder of Section 1.2(a), shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above and effective as of December 28, 2017.

“Borrower” "Holder”

Grey Cloak Tech Inc., Crown Bridge Partners, LLC,

a Nevada corporation a New York limited liability company

______________________________ ______________________________

By: William C. Bossung By:

Its: Chief Financial Officer Its: